As filed with the Securities and Exchange Commission on October 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RETENSION PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	93-2592788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1104 West Broad Street #1029
Falls Church, Virginia 22046
(703) 940-9761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Eric Keller
Chief Executive Officer
Retension Pharmaceuticals, Inc.
1104 West Broad Street #1029
Falls Church, Virginia 22046
(703) 940-9761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert Era Anagnosti Mitchell Marder Gina H. Lee DLA Piper LLP (US) 500 Eighth Street, NW Washington, District of Columbia 20004 (202) 799-4000	Brian K. Rosenzweig Julie M. Plyler Covington & Burling LLP 30 Hudson Yards New York, New York 10001 (212) 841-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-299024)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Retension Pharmaceuticals, Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-299024), which was originally filed with the SEC on September 18, 2026 and subsequently amended on October 5, 2026 and October 7, 2026 (as so amended, the “Prior Registration Statement”), and declared effective on October 8, 2026.

The Registrant is filing this registration statement for the sole purpose of registering the sale of an additional $2,415,000.00 of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant, which includes $315,000.00 of shares of Common Stock that may be sold as part of the underwriters’ option to purchase additional shares of Common Stock. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Wolf & Company, P.C., Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 filed on September 18, 2026 (Registration No. 333-299024)).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Virginia, on the 8th day of October, 2026.

RETENSION PHARMACEUTICALS, INC.

By:	/s/ Eric Keller
Eric Keller
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Keller	Chief Executive Officer and Director	October 8, 2026
Eric Keller	(Principal Executive Officer)

*	Chief Financial Officer	October 8, 2026
Alex Schwartz	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	October 8, 2026
Michael Joseph Berendt

*	Director	October 8, 2026
Franklin M. Berger

*	Director	October 8, 2026
Donald Olds

* By:	/s/ Eric Keller
Eric Keller
Attorney-in-Fact

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